Exhibit 99.1

NEWS RELEASE

Endocyte Enters Into Agreement to be Acquired by Novartis AG for $2.1 Billion

Novartis to acquire Endocyte for $24 per fully diluted share in cash

PSMA-617 to enhance Novartis’ industry-leading radio-ligand therapy platform

WEST LAFAYETTE, Ind., October 18, 2018 (GLOBE NEWSWIRE) — Endocyte, Inc. (Nasdaq:ECYT), a biopharmaceutical company developing targeted therapeutics for cancer treatment, today announced that it has entered into an agreement and plan of merger with Novartis AG (“Novartis”) pursuant to which Novartis will acquire Endocyte for $24 per share, or a total equity value of approximately $2.1 billion, in cash. This offer represents a premium of 54% percent to Endocyte’s closing price of $15.56 on October 17, 2018.  The transaction was unanimously approved by the board of directors of Endocyte.

“Since acquiring exclusive worldwide rights to develop and commercialize PSMA-617 agents in 2017, the entire Endocyte team, along with our partners, have worked tirelessly to build a leading radioligand (RLT) portfolio and create value for patients and shareholders alike. We are thrilled that Novartis recognizes the potential for 177Lu-PSMA-617 to change the treatment landscape for men with metastatic castration-resistant prostate cancer (mCRPC), as well as the broader role that RLTs may potentially play in the treatment of cancer,” said Mike Sherman, president and CEO of Endocyte. “The global reach and expertise of Novartis in developing and commercializing RLT therapies will be critical in efforts for patients to benefit from these therapies as quickly as possible.”

Completion of the transaction is expected in the first half of 2019, subject to approval by Endocyte stockholders, antitrust and regulatory approvals and other customary closing conditions. Until that time, Endocyte will continue to operate as a separate and independent company.

Centerview Partners LLC is acting as lead financial advisor to Endocyte. Jefferies LLC is also acting as financial advisor to Endocyte.  Faegre Baker Daniels LLP is acting as legal counsel to Endocyte.

Website Information

Endocyte routinely posts important information for investors on its website, www.endocyte.com, in the “Investors & News” section. Endocyte uses this website as a means of disclosing material information in compliance with its disclosure obligations under Regulation FD. Accordingly, investors should monitor the “Investors & News” section of Endocyte’s website, in addition to following its press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, Endocyte’s website is not incorporated by reference into, and is not a part of, this document.

About Endocyte

Endocyte is a biopharmaceutical company and leader in developing targeted therapies for the personalized treatment of cancer. The company’s drug conjugation technology targets therapeutics and companion imaging agents specifically to the site of diseased cells. Endocyte’s lead program is a prostate specific membrane antigen (PSMA)-targeted radioligand therapy, 177Lu-PSMA-617, in phase 3 for metastatic castration-resistant prostate cancer (mCRPC) for PSMA-positive patients. Endocyte also expects to have an Investigational New Drug application submitted in the fourth quarter of 2018 for its adaptor-controlled CAR T-cell therapy which will be studied initially in osteosarcoma. For additional information, please visit Endocyte’s website at www.endocyte.com.

Important Additional Information

Cautionary Note Regarding Forward-Looking Statements

This document may include “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements relating to the completion of the merger. Forward-looking statements can usually be identified by the use of terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “evolve,” “expect,” “forecast,” “intend,” “looking ahead,” “may,” “opinion,” “plan,” “possible,” “potential,” “project,” “should,” “will” and similar words or expression, or by express or implied discussions regarding the proposed transaction including the expected timing for completion of the proposed transaction. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. There can be no guarantee that the proposed transaction described in this document will be completed, or that it will be completed as currently proposed, or at any particular time. Actual results could differ materially from those anticipated as a result of various factors, including: (1) Endocyte may be unable to obtain stockholder approval as required for the merger; (2) conditions to the closing of the merger, including the obtaining of required regulatory approvals, may not be satisfied; (3) the merger may involve unexpected costs, liabilities or delays; (4) the business or stock price of Endocyte may suffer as a result of uncertainty surrounding the merger; (5) the outcome of any legal proceedings related to the merger; (6) Endocyte may be adversely affected by other economic, business, and/or competitive factors; (7) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (8) the ability to recognize benefits of the merger; (9) risks that the merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; (10) other risks to consummation of the merger, including the risk that the merger will not be consummated within the expected time period or at all; (11) the risks described from time to time in Endocyte’s reports filed with the SEC under the heading “Risk Factors,” including the Quarterly Report on Form 10-Q for the quarter ended June 30, 2018 and in other filings with the SEC; and (12) general industry and economic conditions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which such statements were made. Except as required by applicable law, Endocyte undertakes no obligation to update forward-looking statements to reflect events or circumstances arising after such date.

Additional Information and Where to Find It

In connection with the proposed transaction, Endocyte intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a proxy statement on Schedule 14A. Following the filing of the definitive proxy statement with the SEC, Endocyte will mail proxy materials to each stockholder entitled to vote at the special meeting relating to the proposed transaction. Stockholders are urged to carefully read the proxy statement and any other proxy materials in their entirety (including any amendments or supplements thereto) and any other relevant documents that Endocyte will file with the SEC when they become available because they will contain important information. The proxy statement and other relevant materials (when available), and any and all documents filed by Endocyte with the SEC, may also be obtained for free at the SEC’s website at www.sec.gov. In addition, stockholders may obtain free copies of the documents filed with the SEC by Endocyte in the “Investors & News” section of its website at www.endocyte.com, or copies may be obtained, without charge, by directing a request to Corporate Secretary, Endocyte, Inc., 8910 Purdue Road, Suite 250, Indianapolis, Indiana 46268 or by calling (765) 463-7175.

Participants in the Solicitation

Endocyte and its directors and executive officers may be deemed, under SEC rules, to be participants in the solicitation of proxies from Endocyte’s stockholders with respect to the proposed transaction.  Information regarding such individuals is set forth in Endocyte’s Annual Report on Form 10-K for the year ended December 31, 2017, which was filed with the SEC on February 27, 2018, and its definitive proxy statement for its 2018 annual meeting of stockholders, which was filed with the SEC on March 23, 2018.  Additional information regarding the interests of such individuals in the proposed transaction will be included in the proxy statement relating to such transaction when it is filed with the SEC.  These documents may be obtained free of charge from the SEC’s website at www.sec.gov and Endocyte’s website at www.endocyte.com.

Investor Contact:

Michael Schaffzin, Stern Investor Relations, Inc., (212) 362-1200, michael@sternir.com